POWER OF ATTORNEY

The undersigned officer or Board member of the Funds listed on Attachment A hereby constitutes and appoints Deirdre Cunnane, Sarah S. Kelleher, Lisa M. King, Jeff S. Prusnofsky, Amanda C. Quinn and Peter M. Sullivan, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing), to sign the Fund's Registration Statement on Form N-1A (and any and all amendments, including post-effective amendments, thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Effective March 31, 2026, this document hereby revokes in its entirety any Power of Attorney executed by the undersigned with regard to the same subject matter.

Except as otherwise specifically provided herein, this Power of Attorney shall not in any manner revoke in whole or in part any power of attorney that the persons whose signatures appear below previously executed. This Power of Attorney shall not be revoked by any subsequent power of attorney that the persons whose signatures appear below may execute, unless such subsequent power specifically provides that it revokes this Power of Attorney by referring to the date of execution of this document or specifically states that the instrument is intended to revoke all prior powers of attorney.

/s/ David DiPetrillo David DiPetrillo President (Principal Executive Officer)	March 12, 2026
/s/ James Windels James Windels Treasurer (Principal Financial and Accounting Officer)	March 5, 2026

/s/ Joesph S. DiMartino Joseph S. DiMartino Chairman of the Board	March 5, 2026
/s/ Francine J. Bovich Francine J. Bovich Board Member	March 5, 2026

/s/ Peggy C. Davis Peggy C. Davis Board Member	March 5, 2026
/s/ Michael D. DiLecce Michael D. DiLecce Board Member	March 5, 2026
/s/ Gina D. France Gina D. France Board Member	March 5, 2026
/s/ Joan L. Gulley Joan L. Gulley Board Member	March 5, 2026
/s/ Nathan Leventhal Nathan Leventhal Board Member	March 5, 2026
/s/ Robin A. Melvin Robin A. Melvin Board Member	March 5, 2026

/s/ Jennifer B. McHugh Jennifer B. McHugh Board Member	March 5, 2026

ATTACHMENT A

BNY Mellon Advantage Funds, Inc.

-BNY Mellon Dynamic Value Fund

-BNY Mellon Global Real Return Fund

-BNY Mellon Opportunistic Midcap Value Fund

-BNY Mellon Technology Growth Fund

BNY Mellon Index Funds, Inc.

-BNY Mellon International Stock Index Fund

-BNY Mellon S&P 500 Index Fund

-BNY Mellon Smallcap Stock Index Fund

BNY Mellon Investment Funds V, Inc.

-BNY Mellon Developed Markets Real Estate Securities Fund

-BNY Mellon Large Cap Equity Fund

BNY Mellon Investment Funds VI

BNY Mellon Balanced Opportunity Fund

BNY Mellon Midcap Index Fund, Inc.

BNY Mellon New Jersey Municipal Bond Fund, Inc.

BNY Mellon Research Growth Fund, Inc.

BNY Mellon Stock Index Fund, Inc.

BNY Mellon Variable Investment Fund

-Appreciation Portfolio

-Government Money Market Portfolio

-Growth and Income Portfolio

-Small Cap Portfolio

BNY Mellon Appreciation Fund, Inc.

BNY Mellon New York AMT-Free Municipal Bond Fund

BNY Mellon Opportunistic Municipal Securities Fund

BNY Mellon Worldwide Growth Fund, Inc.

General Money Market Fund, Inc.

-Dreyfus Money Market Fund